                                                                 Exhibit 4(u)(i)

(CUNA MUTUAL GROUP LOGO)

CUNA MUTUAL INSURANCE SOCIETY

                  GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER
                      WITH MINIMUM GUARANTEE DEATH BENEFIT

RIDER SECTION 1.                 DEFINITIONS
------------------------------   -----------------------------------------------
1.1 WHAT ARE THE MOST COMMONLY   BENEFIT ALLOCATION MODEL - one or more specific
    USED TERMS AND WHAT DO       investment options or purchase payment
    THEY MEAN?                   allocation models that we will use to provide
                                 the guarantee described by this rider. The
                                 benefit allocation model selected is shown on
                                 the Rider Data Page.

                                 EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year, exceeds the guaranteed annual lifetime withdrawal amount. The amount that is in excess of the guaranteed annual lifetime withdrawal amount is considered the excess withdrawal amount. See Rider Section
                                 7.1.

                                 GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT - the maximum guaranteed withdrawal amount available to be withdrawn each rider year while an annuitant is alive.

                                 GUARANTEED WITHDRAWAL - specified annual withdrawal(s) that can be made each rider year regardless of your contract value.

                                 LIFETIME BENEFIT BASIS - the value used to determine the guaranteed annual lifetime withdrawal amount. It may increase annually until withdrawals begin as described in Rider
                                 Section 6.4. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the guaranteed annual lifetime withdrawal amount. See Rider
                                 Section 7.2.

                                 RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                                 RIDER ISSUE DATE - the date shown on the Rider
                                 Data Page that is used to determine rider years and rider anniversaries.

                                 RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                                 STEP-UP ANNIVERSARY - the same day and month as the step-up date, for each year following a step-up in the lifetime benefit basis.

                                 STEP-UP DATE - the date that a step-up in the lifetime benefit basis occurs, as described in Rider Section 6.3.

                                 WINDOW PERIOD - the period of time that
                                 additional purchase payment(s) made may be included in the lifetime benefit basis. The window period, if any, is shown on the Rider
                                 Data Page.

RIDER SECTION 2.                 GENERAL INFORMATION
------------------------------   -----------------------------------------------
2.1 WHAT IS OUR AGREEMENT WITH   Our agreement with you includes this rider as a
    YOU?                         part of the contract to which it is attached.
                                 The provisions of the contract apply to this
                                 rider unless they conflict with the rider. If
                                 there is a conflict, the rider provision will
                                 apply. Nothing in this rider is intended to
                                 override the Death of Annuitant and/or Owner
                                 provisions of the contract to which this rider
                                 is attached; and in all events this rider will
                                 be interpreted in a manner consistent with
                                 Section 72(s) of the Internal Revenue Code. The
                                 issue date for this rider is shown on the Rider
                                 Data Page.

                                 We promise to provide the benefits described in this rider as long as the contract and this rider are in force and all the terms and conditions of this rider are met.

2.2 WHAT ARE THE ELIGIBILITY     To be eligible for this rider the annuitant
    REQUIREMENTS AND THE         (both annuitants if joint annuitants) must be
    BENEFIT PROVIDED BY THIS     no younger than 55 and no older than age 85 on
    RIDER?                       the rider issue date. This rider is not
                                 available if the plan type for the policy to
                                 which this rider is attached is a Beneficiary
                                 IRA.

                                 Once issued, this rider provides for a
                                 guaranteed lifetime withdrawal benefit and enhanced death benefit as described in this rider.

2.3 ARE THERE ANY INVESTMENT     In order to provide the guarantee described by
    RESTRICTIONS?                this rider, we require use of an available
                                 benefit allocation model for your contract
                                 value and for allocation of your net purchase
                                 payments. A transfer of contract value or
                                 change in allocation to an investment option
                                 other than an available benefit allocation
                                 model is a violation of the investment
                                 restrictions.

                                 Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                      a.)  add benefit allocation models without
                                           prior notice;

                                      b.)  remove or substitute benefit
                                           allocation models; and

                                      c.)  substitute investment options within
                                           an available benefit allocation
                                           model.

                                 You will be notified in advance of any
                                 substitution, removal or change to a benefit allocation model that you selected.

2.4 WHAT HAPPENS IF THE          If the investment restrictions are violated
    INVESTMENT RESTRICTIONS      during the minimum charge period:
    ARE VIOLATED?
                                      a.)  this rider will automatically
                                           terminate on the last day of the
                                           minimum charge period as shown on the
                                           Rider Data Page;

                                      b.)  the lifetime benefit basis will be
                                           the lifetime benefit basis as of the
                                           valuation day immediately preceding
                                           the violation for the sole purpose of
                                           calculating the rider charge from the
                                           date of the violation to the date of
                                           termination; and

                                      c.)  as of the date of the violation:

                                           1.)  the guaranteed lifetime
                                                withdrawal benefit described in
                                                Rider Section 5 will be revoked,
                                                which means that any withdrawals
                                                thereafter are partial
                                                withdrawals under the contract
                                                only, and not guaranteed
                                                withdrawals under this rider;

                                           2.)  the step-up option described in
                                                Rider Section 6.3 will no longer
                                                be in effect nor can you elect
                                                the step-up the option if not
                                                previously in effect; and

                                           3.)  the simple interest benefit
                                                described in Rider Section 6.2
                                                will no longer be in effect.

                                 If the investment restrictions are violated on any date following completion of the minimum charge period, this rider will automatically terminate as of the date the violation occurred.

2.5 WHEN WILL THIS RIDER         Elective termination of this rider prior to the
    TERMINATE?                   end of the minimum charge period is not
                                 allowed. The minimum charge period is shown on
                                 the Rider Data Page.

                                 This rider will automatically terminate on the earliest of:

                                      a.)  the payout date;

                                      b.)  the date due proof of death of the
                                           annuitant (last remaining annuitant,
                                           if joint annuitants) is received;

                                      c.)  the date there is a change of
                                           annuitant for any reason; or

                                      d.)  the date you surrender your contract.

                                 This rider will also terminate if the
                                 investment restrictions are violated. See Rider
                                 Section 2.4.

RIDER SECTION 3.                 RIDER CHARGES
------------------------------   -----------------------------------------------
3.1 IS THERE A CHARGE FOR THIS   There is an annual charge for this rider. The
    RIDER?                       annual charge is determined by multiplying the
                                 current annual rider charge (shown on the Rider
                                 Data Page) by the average daily lifetime
                                 benefit basis for the prior contract year. The
                                 lifetime benefit basis as of each calendar day
                                 will be used to calculate the average daily
                                 lifetime benefit basis for the prior contract
                                 year.

                                 If you elect to step-up your lifetime benefit basis, the rider charge as of the step-up date will be equal to the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. The rider charge will not exceed the maximum annual rider charge shown on the Rider Data Page. If the rider charge as of the step-up date is different than the current annual rider charge shown on the Rider Data Page, we will notify you at least 60 days in advance. We will also send you a new Rider Data Page showing the applicable rider charge.

                                 During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                                 The rider charge will also be deducted upon:

                                      a.)  full surrender of the contract;

                                      b.)  termination of the rider after
                                           expiration of the minimum charge
                                           period;

                                      c.)  payment of death proceeds; or

                                      d.)  the start of payments under an income
                                           payout option, if not on a contract
                                           anniversary.

                                 Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.

RIDER SECTION 4.                 PURCHASE PAYMENTS AND TRANSFERS
------------------------------   -----------------------------------------------
4.1 CAN YOU CHANGE THE           You may change the allocation of subsequent net
    ALLOCATION OF NET PURCHASE   purchase payments to one of the other available
    PAYMENTS?                    benefit allocation models at any time, without
                                 charge by written request. Any change will be
                                 effective at the time we receive your written
                                 request. However, your contract value at the
                                 time of such request must also be transferred
                                 to the benefit allocation model selected.

                                 Changing allocation to an investment option other than an available benefit allocation model during a benefit period is a violation of the investment restrictions. See Rider Section
                                 2.4, for a description of the consequences of such violation.

4.2 HOW WILL ADDITIONAL          Additional purchase payments will increase your
    PURCHASE PAYMENTS MADE TO    lifetime benefit basis, subject to the
    YOUR CONTRACT AFFECT THE     following requirements:
    LIFETIME BENEFIT BASIS?

                                      a.)  we must receive any additional
                                           purchase payments during the window
                                           period shown on the Rider Data Page;
                                           and

                                      b.)  the increase in your lifetime benefit
                                           basis is limited to the maximum
                                           window purchase payment amount shown
                                           on the Rider Data Page.

                                 Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your lifetime benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your lifetime benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your lifetime benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

                                 The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily lifetime benefit basis;
                                 therefore additional purchase payments that increase your lifetime benefit basis will also increase the annual charge for this rider.

4.3 CAN CONTRACT VALUE BE        You may transfer your contract value to any
    TRANSFERRED?                 benefit allocation model that we make
                                 available.

                                 Transferring your contract value to an
                                 investment option other than an available benefit allocation model is a violation of the investment restrictions. See Rider Section 2.4 for a description of the consequences of such violation.

RIDER SECTION 5.                 GUARANTEED LIFETIME WITHDRAWAL BENEFIT
------------------------------   -----------------------------------------------
5.1 WHAT IS THE GUARANTEED       The guaranteed lifetime withdrawal benefit
    LIFETIME WITHDRAWAL          guarantees that you may take guaranteed
    BENEFIT?                     withdrawals under this rider regardless of your
                                 contract value.

                                 Withdrawals under this rider are also partial withdrawals under the contract to which this rider is attached.

5.2 WHEN CAN GUARANTEED          You may begin making guaranteed withdrawals
    WITHDRAWALS BE MADE?         under this rider at any time on or after the
                                 rider issue date.

5.3 WHAT AMOUNT CAN BE           You can withdraw up to the guaranteed annual
    WITHDRAWN UNDER THIS         lifetime withdrawal amount each rider year on
    RIDER?                       or after the rider issue date while at least
                                 one annuitant is living.

                                 The guaranteed annual lifetime withdrawal amount is determined by multiplying the current lifetime benefit basis by the annual lifetime withdrawal benefit percentage shown on the Rider Data Page. The percentage is based on the annuitant's current age at the time the first withdrawal occurs following the rider issue date. Current age means the annuitant's age
                                 (youngest annuitant if joint annuitants) as of his or her last birthday. The annual lifetime withdrawal benefit percentage will not change after your first withdrawal.

                                 If you withdraw more than the guaranteed annual lifetime withdrawal amount (an excess withdrawal), the lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider
                                 Section 7.2.

5.4 WHAT HAPPENS IF A            If a guaranteed withdrawal under the terms of
    GUARANTEED WITHDRAWAL        this rider causes your contract value to be
    CAUSES YOUR CONTRACT VALUE   equal to or less than zero:
    TO BE EQUAL TO OR LESS
    THAN ZERO?                        a.)  the accumulation period under your
                                           contract will end and the payout
                                           period will automatically begin;

                                      b.)  the remaining guaranteed withdrawals
                                           under this rider will occur under an
                                           income payout option that we make
                                           available for that purpose; and

                                      c.)  all other riders attached to your
                                           contract, if any, will terminate.

5.5 WHAT HAPPENS IF GUARANTEED   If guaranteed withdrawals under the terms of
    WITHDRAWALS CONTINUE PAST    this rider continue past the anticipated
    THE ANTICIPATED PAYOUT       payout date:
    DATE?
                                      a.)  we may not accept any additional
                                           purchase payments;

                                      b.)  your income payout date will be
                                           extended; and

                                      c.)  all other riders attached to your
                                           contract, if any, will terminate.

                                 The anticipated payout date is the contract anniversary following the annuitant's (primary annuitant if joint annuitants) 85th birthday or 10 years from the contract issue date, if later.

RIDER SECTION 6.                 LIFETIME BENEFIT BASIS
------------------------------   -----------------------------------------------
6.1 HOW IS THE LIFETIME          The lifetime benefit basis as of the rider
    BENEFIT BASIS DETERMINED?    issue date is shown on the Rider Data Page and
                                 is equal to:

                                      a.)  your initial purchase payment if this
                                           rider is issued at the same time your
                                           contract is issued; or

                                      b.)  your contract value as of the rider
                                           issue date if this rider is issued
                                           after your contract is issued; or

                                      c.)  the continuation amount if this rider
                                           is issued as a result of spousal
                                           continuation.

                                 The lifetime benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider
                                 Data Page); and it may increase on each rider anniversary that the simple interest benefit and/or the step-up option are in effect as described in Rider Section 6.4.

                                 If an excess withdrawal occurs, your lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider Section 7.2.

6.2 WHAT IS THE SIMPLE           The simple interest benefit is a benefit that
    INTEREST BENEFIT?            may increase the lifetime benefit basis on each
                                 rider anniversary that it is in effect (as
                                 described in Rider Section 6.4).

                                 This benefit is in effect on each of the first
                                 10 rider anniversaries, provided no investment violations and no withdrawals have occurred since the rider issue date.

                                 If a step-up occurs while the benefit is in effect, the benefit will remain in effect for each of the 10 rider anniversaries following the step-up, provided no investment violations and no withdrawals have occurred since the rider issue date. However, in no event will this benefit remain in effect after the 20th rider anniversary.

                                 For example, if a step-up occurs on your 5th, 8th and 14th rider anniversaries, this benefit will remain in effect until your 20thth rider anniversary. If a step-up occurs on your 5th and 8th rider anniversaries, and there are no step-up's on rider anniversaries 9 through 18, the benefit will remain in effect until your 18th rider anniversary. These examples assume that no investment violations and no withdrawals have occurred since the rider issue date.

                                 This benefit will remain in effect until the earliest of:

                                      a.)  your first withdrawal following the
                                           rider issue date; or

                                      b.)  your 10th rider anniversary, if no
                                           step-ups have occurred as of that
                                           date; or

                                      c.)  the 10th step-up anniversary of the
                                           last step-up that occurs while this
                                           benefit is in effect; or

                                      d.)  the 20th rider anniversary; or

                                      e.)  the date you violate the investment
                                           restrictions by electing to transfer
                                           your contract value or change your
                                           allocation to an investment option
                                           other than an available benefit
                                           allocation model.

                                 Your lifetime benefit basis with simple
                                 interest is equal to a percentage of the lifetime benefit basis at the end of the first rider year (before any step-up increases) as follows:

                                    RIDER          LIFETIME BENEFIT BASIS (LBB)
                                 ANNIVERSARY            WITH SIMPLE INTEREST
                                 -----------   ------------------------------------
                                      1st      110% of LBB at end of 1st Rider Year
                                      2nd      120% of LBB at end of 1st Rider Year
                                      3rd      130% of LBB at end of 1st Rider Year
                                      4th      140% of LBB at end of 1st Rider Year
                                      5th      150% of LBB at end of 1st Rider Year
                                      6th      160% of LBB at end of 1st Rider Year
                                      7th      170% of LBB at end of 1st Rider Year
                                      8th      180% of LBB at end of 1st Rider Year
                                      9th      190% of LBB at end of 1st Rider Year
                                     10th      200% of LBB at end of 1st Rider Year
                                     11th      210% of LBB at end of 1st Rider Year
                                     12th      220% of LBB at end of 1st Rider Year
                                     13th      230% of LBB at end of 1st Rider Year
                                     14th      240% of LBB at end of 1st Rider Year
                                     15th      250% of LBB at end of 1st Rider Year
                                     16th      260% of LBB at end of 1st Rider Year
                                     17th      270% of LBB at end of 1st Rider Year
                                     18th      280% of LBB at end of 1st Rider Year
                                     19th      290% of LBB at end of 1st Rider Year
                                     20th      300% of LBB at end of 1st Rider Year

                                 While the simple interest benefit is in effect, it may increase your lifetime benefit basis
                                 (and therefore your guaranteed withdrawals under this rider); however, it will not increase your contract value.

6.3 WHAT IS THE STEP-UP          The step-up option, if elected, is a benefit
    OPTION?                      that may increase the lifetime benefit basis on
                                 each rider anniversary that it is in effect (as
                                 described in Rider Section 6.4.

                                 Once elected, the step-option will remain in effect until the earliest of the following:

                                      a.)  the rider anniversary on or following
                                           the annuitant's 85th birthday (the
                                           85th birthday of the youngest
                                           annuitant, if joint annuitants);

                                      b.)  the date you terminate the option by
                                           written request; or

                                      c.)  the date you violate the investment
                                           restrictions by electing to transfer
                                           your contract value or change your
                                           allocation to an investment option
                                           other than an available benefit
                                           allocation model.

                                 You may not re-elect the step-up option once it has been terminated. Step-ups will only be allowed if we are issuing new Guaranteed
                                 Lifetime Withdrawal Benefit Riders on the step-up date. Your annual report will indicate if the step-up option is in effect during the report period.

                                 If you did not elect the automatic step-up option at the time of application, you may do so at a later date by written request. Step-ups will then begin automatically on the rider anniversary following receipt of your written request and will continue on each rider anniversary that the option is in effect.

6.4 HOW IS THE LIFETIME          On each rider anniversary that the simple
    BENEFIT BASIS DETERMINED     interest benefit and/or the step-up option are
    WHEN THE SIMPLE INTEREST     in effect, the lifetime benefit basis will be
    OPTION AND/OR THE STEP-UP    determined as follows:
    OPTION ARE IN EFFECT?
                                      A.)  IF BOTH THE SIMPLE INTEREST BENEFIT
                                           AND THE STEP-UP OPTION ARE IN EFFECT,
                                           the lifetime benefit basis for that
                                           rider anniversary will be compared to
                                           the following amounts:

                                           1.)  the lifetime benefit basis with
                                                simple interest as of that rider
                                                anniversary (see the Simple
                                                Interest Benefit Chart on the
                                                Rider Data Page); and

                                           2.)  the current contract value as of
                                                that rider anniversary.

                                           If 1.) and/or 2.) is greater than the
                                           lifetime benefit basis for that rider
                                           anniversary, the lifetime benefit
                                           basis will be increased to be equal
                                           to the greatest amount.

                                           If both 1.) and 2.) are lower than
                                           the lifetime benefit basis for that
                                           rider anniversary, there will be no
                                           adjustment for that rider year and
                                           the lifetime benefit basis will
                                           remain unchanged.

                                      B.)  IF THE STEP-UP OPTION IS IN EFFECT,
                                           BUT THE SIMPLE INTEREST BENEFIT IS
                                           NOT IN EFFECT, the lifetime benefit
                                           basis for that rider anniversary will
                                           be compared to the current contract
                                           value as of that rider anniversary.

                                           If the contract value is greater than
                                           the lifetime benefit basis for that
                                           rider anniversary, the lifetime
                                           benefit basis will be increased
                                           (stepped-up) to be equal to the
                                           contract value.

                                           If the contract value is equal to or
                                           lower than the lifetime benefit basis
                                           for that rider anniversary, there
                                           will be no adjustment for


                                           that rider year and the lifetime
                                           benefit basis will remain unchanged.

                                      C.)  IF THE SIMPLE INTEREST BENEFIT IS IN
                                           EFFECT, BUT THE STEP-UP OPTION IS NOT
                                           IN EFFECT, the lifetime benefit basis
                                           for that rider anniversary will be
                                           compared to the lifetime benefit
                                           basis with simple interest as of that
                                           rider anniversary (see the Simple
                                           Interest Benefit Chart on the Rider
                                           Data Page).

                                           If the lifetime benefit basis with
                                           the simple interest is greater than
                                           the lifetime benefit basis for that
                                           rider anniversary, the lifetime
                                           benefit basis will be increased to be
                                           equal benefit to the lifetime benefit
                                           basis with simple interest.

                                           If the lifetime benefit basis with
                                           simple interest is equal to or lower
                                           than the lifetime benefit basis for
                                           that rider anniversary, there will be
                                           no adjustment for that rider year and
                                           the lifetime benefit basis will
                                           remain unchanged.

6.5 WILL THE SIMPLE INTEREST     The annual charge for this rider is determined
    BENEFIT AND/OR THE STEP-UP   by multiplying the current annual rider charge
    OPTION AFFECT THE ANNUAL     by the average daily lifetime benefit basis;
    CHARGE FOR THIS RIDER?       therefore any increase to your lifetime benefit
                                 basis as a result of the simple interest
                                 benefit or step-up option will also increase
                                 the annual charge for this rider.

                                 The rider charge on each rider anniversary that the step-up option is in effect may also differ from the current annual rider charge shown on the Rider Data Page. Any change in the current annual rider charge will also affect the annual charge for this rider. See Rider Section 3.1.

RIDER SECTION 7.                 EXCESS WITHDRAWALS
------------------------------   -----------------------------------------------
7.1 WHEN DOES AN EXCESS          An excess withdrawal occurs if:
    WITHDRAWAL OCCUR?
                                      a.)  the amount withdrawn during a rider
                                           year exceeds the guaranteed annual
                                           lifetime withdrawal amount; or

                                      b.)  the amount withdrawn, when added to
                                           prior withdrawals during a rider
                                           year, exceeds the guaranteed annual
                                           lifetime withdrawal amount.

                                 The amount withdrawn during a rider year that is in excess of the guaranteed annual lifetime withdrawal amount is referred to as the "excess withdrawal amount".

7.2 WHAT HAPPENS IF AN EXCESS    If an excess withdrawal occurs, the lifetime
    WITHDRAWAL OCCURS?           benefit basis will be reset to equal the lesser
                                 of:

                                      a.)  the contract value immediately
                                           following the withdrawal; or

                                      b.)  the previous lifetime benefit basis
                                           reduced dollar for dollar by:

                                           1.)  the total of all withdrawals to
                                                date during the current rider
                                                year, if the withdrawal is the
                                                first excess withdrawal to occur
                                                during the rider year; otherwise

                                           2.)  the amount of the withdrawal.

                                 The guaranteed annual lifetime withdrawal amount will then be recalculated and reduced, based on the newly reset lifetime benefit basis.

                                 We reserve the right to waive the excess withdrawal treatment described above if the withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules. The current prospectus will disclose if such waiver is in effect and any detailed requirements for such waiver.

                                 The annual charge for this rider is determined by multiplying the current annual rider charge by the average daily lifetime benefit basis;
                                 therefore any decrease to your lifetime benefit basis will also decrease the annual charge for this rider.

RIDER SECTION 8.                 DEATH BENEFIT PROCEEDS
------------------------------   -----------------------------------------------
8.1 WHAT AMOUNT WILL BE PAID     The amount that will be paid under this
    AS DEATH BENEFIT PROCEEDS    contract as death benefit proceeds is equal to
    DURING THE ACCUMULATION      the greater of the following:
    PERIOD?
                                      a.)  the contract value as of the date due
                                           proof of death is received reduced by
                                           any applicable rider charges
                                           (calculated in proportion to the
                                           number of days since the prior
                                           contract anniversary for a partial
                                           year's charge); or

                                      b.)  the sum of your net purchase payments
                                           made as of the date due proof of
                                           death is received; minus an
                                           adjustment for each partial
                                           withdrawal made as of the date due
                                           proof of death is received. The
                                           adjustment for a partial withdrawal
                                           is equal to the partial withdrawal
                                           amount plus an additional adjustment
                                           if an excess withdrawal occurred as
                                           described in Rider Section 7.

                                           The additional adjustment for an
                                           excess withdrawal is equal to: (1)
                                           divided by (2); with that result
                                           multiplied by (3); and then finally
                                           reduced by (1), where:

                                           (1) = the excess withdrawal amount;

                                           (2) = the contract value immediately
                                                 prior to the excess withdrawal;

                                           (3) = the sum of your net purchase
                                                 payments immediately prior to
                                                 the date the excess withdrawal
                                                 occurred, less any adjustments
                                                 already made for prior
                                                 withdrawals.

                                 This additional adjustment for an excess withdrawal has the effect of increasing the total adjustment amount when (3) is greater than (2) and reducing the total adjustment amount when (3) is less than (2).

                                 The death benefit proceeds described above will be reduced by any applicable premium expense charges not previously deducted.


CUNA Mutual Insurance Society


/s/ Jeff Post
------------------------------
President

RIDER DATA PAGE                                        CONTRACT NUMBER: 12345678

                     GUARANTEED LIFETIME WITHDRAWAL BENEFIT
                      WITH MINIMUM GUARANTEE DEATH BENEFIT

ANNUITANT                               ANNUITANT(S) ISSUE AGE(S)
[John Doe]                              [35]

CO-ANNUITANT                            CO-ANNUITANT'S ISSUE AGE
[Jane Doe]                              [35]

OWNER(S)                                RIDER ISSUE DATE
[John Doe]                              [October 31, 2007]

LIFETIME BENEFIT BASIS: [$100,000]

WINDOW PERIOD: [October 31, 2007 - October 31, 2008]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

CURRENT ANNUAL RIDER CHARGE: [0.70%]

MINIMUM CHARGE PERIOD: [October 31, 2007 - October 31, 2014]

MAXIMUM ANNUAL RIDER CHARGE: 1.75%

ANNUAL LIFETIME WITHDRAWAL BENEFIT PERCENTAGE:

    SINGLE ANNUITANT
 AGE AT FIRST WITHDRAWAL
------------------------
CURRENT AGE   PERCENTAGE
-----------   ----------
   55-58         4.50%
   59-69         5.00%
   70-79         5.50%
     80+         6.00%

              JOINT ANNUITANTS
AGE OF YOUNGEST ANNUITANT AT FIRST WITHDRAWAL
---------------------------------------------
          CURRENT AGE   PERCENTAGE
          -----------   ----------
             55-58         3.50%
             59-69         4.00%
             70-79         4.50%
                80+        5.00%

If only one annuitant is living at the time of your first withdrawal, the percentages shown above will be increased by [1%].

BENEFIT ALLOCATION MODEL:
100% Conservative Allocation
100% Moderate Allocation
100% Diversified Income

CONSERVATIVE MODERATE BLEND
 66% Conservative Allocation
 34% Moderate Allocation

CONSERVATIVE I MODEL

 40% Bond
 10% High Income
 18% Large Cap Value
 12% Large Cap Growth
  5% Mid Cap Value
  3% Mid Cap Growth
  3% Small Cap Value
  3% Global Securities
  6% International Stock

CONSERVATIVE R MODEL

  5% Franklin Income Securities IV
 10% PIMCO VIT Global Bond Unhedged
 10% Franklin High Income IV
 25% PIMCO VIT Total Return
 13% Oppenheimer Main Street/VA Svc
 16% Van Kampen LIT Growth & Income
  4% Van Kampen LIT Mid Cap Growth
  3% Oppenheimer Main St Small

Cap/VA Svc

  3% Mutual discovery Securities IV
  6% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  3% PIMCO VIT CommodityRealReturn

CONSERVATIVE C MODEL

 25% Ultra Bond
 10% Franklin High Income IV
 10% PIMCO VIT Global Bond Unhedged
  5% PIMCO VIT Total Return
 16% Van Kampen LIT Growth & Income
 10% Large Cap Growth
  6% Mid Cap Value
  2% Mid Cap Growth
  2% Oppenheimer Main St Small
  7% International Stock
  2% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  3% PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE I MODEL

 32% Bond
  8% High Income
 17% Large Cap Value
 14% Large Cap Growth
  7% Mid Cap Value
  5% Mid Cap Growth
  4% Small Cap Value
  4% Global Securities
  9% International Stock

CONSERVATIVE/MODERATE R MODEL

  5% Franklin Income Securities IV
  8% PIMCO VIT Global Bond Unhedged
  8% Franklin High Income IV
 19% PIMCO VIT Total Return
 15% Oppenheimer Main Street/VA Svc
 15% Van Kampen LIT Growth & Income
  6% Van Kampen LIT Mid Cap Growth
  5% Oppenheimer Main St Small Cap/VA Svc
  4% Mutual discovery Securities IV
  9% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  4% PIMCO VIT CommodityRealReturn

CONSERVATIVE/MODERATE C MODEL

 20% Ultra Bond
  8% Franklin High Income IV
  8% PIMCO VIT Global Bond Unhedged
  4% PIMCO VIT Total Return
 16% Van Kampen LIT Growth & Income
 12% Large Cap Growth
  7% Mid Cap Value
  3% Mid Cap Growth
  3% Oppenheimer Main St Small
  8% International Stock
  5% Oppenheimer International Growth
  2% AIM VI Global Real Estate
  4% PIMCO VIT CommodityRealReturn

MODERATE I MODEL

 24% Bond
  6% High Income
 16% Large Cap Value
 16% Large Cap Growth
  8% Mid Cap Value
  7% Mid Cap Growth
  5% Small Cap Value
  7% Global Securities
 11% International Stock

MODERATE R MODEL

  5% Franklin Income Securities IV
  6% PIMCO VIT Global Unhedged
  6% Franklin High Income IV
 13% PIMCO VIT Total Return
 17% Oppenheimer Main Street/VA Svc
 14% Van Kampen LIT Growth & Income
  8% Van Kampen LIT Mid Cap Growth
  6% Oppenheimer Main St Small Cap/VA Svc
  7% Mutual discovery Securities IV
 11% Oppenheimer International Growth
  3% AIM VI Global Real Estate
  4% PIMCO VIT CommodityRealReturn

MODERATE C MODEL

 15% Ultra Bond
  6% Franklin High Income IV
  6% PIMCO VIT Global Bond Unhedged
  3% PIMCO VIT Total Return
 16% Van Kampen LIT Growth & Income
 14% Large Cap Growth
  7% Mid Cap Value
  4% Mid Cap Growth
  4% Oppenheimer Main St Small
 10% International Stock
  8% Oppenheimer International Growth
  3% AIM VI Global Real Estate
  4% PIMCO VIT CommodityRealReturn